Filed Pursuant to Rule 433
                                                   Registration No. 333-130684



                     Preliminary Mortgage Loan Level Data

                  Morgan Stanley Mortgage Loan Trust 2006-15XS
                                         (Issuing Entity)

              Mortgage Pass-Through Certificates, Series 2006-15XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)

                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriters will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink:

http://www.sec.gov/Archives/edgar/data/762153/000091412106000636/0000914121-06-000636.txt
-----------------------------------------------------------------------------------------

                  IMPORTANT NOTICE RELATING TO AUTOMATICALLY
                          GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


                       Preliminary Collateral Termsheet
                                [$699,984,241]
                                  Approximate

                 Morgan Stanley Mortgage Loan Trust 2006-15XS
                               (Issuing Entity)

             Mortgage Pass-Through Certificates, Series 2006-15XS

                     Morgan Stanley Mortgage Capital Inc.
                             (Seller and Sponsor)

                         Morgan Stanley Capital I Inc.
                                  (Depositor)


                   IMPORTANT NOTICE REGARDING THE CONDITIONS
                 FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.


               IMPORTANT INFORMATION AND IRS CIRCULAR 230 NOTICE

This material has been prepared for information purposes to support the promotion or marketing of the transaction or matters addressed herein. This is not a research report and was not prepared by the Morgan Stanley research department. It was prepared by Morgan Stanley sales, trading, banking or other non-research personnel. This material was not intended or written to be used, and it cannot be used by any taxpayer, for the purpose of avoiding penalties that may be imposed on the taxpayer under U.S. federal tax laws. Each taxpayer should seek advice based on the taxpayer's particular circumstances from an independent tax advisor. Past performance is not necessarily a guide to future performance. Please see additional important information and qualifications at the end of this material.


               STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing trust and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-866-718-1649.

--------------------------------------------------------------------------------
MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


    IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of this e-mail or at the bottom of the e-mail communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

--------------------------------------------------------------------------------
MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                  Product Type
-----------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                              NUMBER OF      BALANCE          % OF PRINCIPAL          GROSS
                              MORTGAGE      AS OF THE          BALANCE AS OF          COUPON             OLTV
COLLATERAL TYPE                LOANS       CUT-OFF DATE       THE CUT-OFF DATE         (%)      FICO      (%)
-----------------------------------------------------------------------------------------------------------------
Balloon 15/30                      48           6,562,194.17                  0.94      7.677     700     75.86
Balloon 30/40                      70          20,274,585.87                  2.90      7.422     694     73.51
Fixed 10                            1             188,871.76                  0.03      6.500     767     41.58
Fixed 15                           27           4,270,263.92                  0.61      6.783     718     67.67
Fixed 20                            5           1,211,658.32                  0.17      6.629     683     72.32
Fixed 25                            2             930,448.33                  0.13      6.549     722     75.10
Fixed 30                        1,642         397,676,922.60                 56.81      7.255     702     73.22
Fixed 30 - IO 10 Yrs              929         268,869,296.34                 38.41      7.426     705     74.50
-----------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703     73.70
-----------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------
                                                 Current Balance
-----------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
RANGE OF PRINCIPAL            NUMBER OF      BALANCE          % OF PRINCIPAL          GROSS
BALANCES AS OF THE            MORTGAGE      AS OF THE          BALANCE AS OF          COUPON
CUT-OFF DATE ($)               LOANS       CUT-OFF DATE       THE CUT-OFF DATE         (%)      FICO      OLTV(%)
-----------------------------------------------------------------------------------------------------------------
0.01 - 100,000.00                 442         31,725,027.63                 4.53       7.676     701      73.97
100,000.01 - 200,000.00           974        144,529,316.79                20.65       7.428     698      74.00
200,000.01 - 300,000.00           531        131,872,683.76                18.84       7.343     692      73.98
300,000.01 - 400,000.00           279         97,218,849.87                13.89       7.313     695      74.04
400,000.01 - 500,000.00           195         87,263,925.99                12.47       7.216     711      75.07
500,000.01 - 600,000.00           146         79,964,431.31                11.42       7.152     723      74.30
600,000.01 - 700,000.00            68         43,936,316.60                 6.28       7.214     705      74.74
700,000.01 - 800,000.00            32         24,119,251.64                 3.45       7.127     718      70.89
800,000.01 - 900,000.00            20         17,278,788.96                 2.47       7.525     705      72.61
900,000.01 - 1,000,000.00          23         22,235,410.32                 3.18       7.345     701      71.98
1,000,000.01 - 1,500,000.00        10         12,710,839.99                 1.82       7.679     728      69.51
>=1,500,000.01                      4          7,129,398.45                 1.02       6.886     697      51.90
-----------------------------------------------------------------------------------------------------------------
Total:                          2,724        699,984,241.31                100.00      7.324     703      73.70
-----------------------------------------------------------------------------------------------------------------
Minimum: $14,833.71
Maximum: $1,998,360.62
Average: $256,969.25


-------------------------------------------------------------------------------------------------------------------
                                            Remaining Term to Maturity
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                              NUMBER OF      BALANCE          % OF PRINCIPAL          GROSS
RANGE OF MONTHS              MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
REMAINING                      LOANS       CUT-OFF DATE       THE CUT-OFF DATE         (%)      FICO      OLTV (%)
-------------------------------------------------------------------------------------------------------------------
<= 120                              1             188,871.76                  0.03      6.500     767      41.58
121 - 240                          80          12,044,116.41                  1.72      7.255     705      72.60
241 - 360                       2,643         687,751,253.14                 98.25      7.326     703      73.73
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703      73.70
-------------------------------------------------------------------------------------------------------------------
Minimum: 119
Maximum: 360
Weighted Average: 354

--------------------------------------------------------------------------------
MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                    Seasoning
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                              NUMBER OF      BALANCE          % OF PRINCIPAL          GROSS
RANGE OF SEASONING           MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
(Months)                       LOANS       CUT-OFF DATE       THE CUT-OFF DATE         (%)      FICO      OLTV (%)
-------------------------------------------------------------------------------------------------------------------
 0                                 65          17,131,565.89                  2.45      7.261     684      71.84
 1 - 3                          2,268         560,981,610.06                 80.14       7.44     701      74.01
 4 - 6                            289          94,128,399.92                 13.45      6.923     722      73.02
 7 - 9                             45          14,352,457.96                  2.05       6.69     697      73.94
10 - 12                            12           2,380,536.04                  0.34      6.311     679      66.34
13 - 15                            16           3,915,294.25                  0.56      5.889     716       66.4
16 - 18                            28           6,893,333.56                  0.98      6.037     695      68.87
19 - 21                             1             201,043.63                  0.03      5.875     692      69.52
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.7
-------------------------------------------------------------------------------------------------------------------
Minimum: 0
Maximum: 19
Weighted Average: 3


-------------------------------------------------------------------------------------------------------------------
                                            Original Term to Maturity
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                              NUMBER OF      BALANCE          % OF PRINCIPAL          GROSS
RANGE OF MONTHS AT            MORTGAGE      AS OF THE          BALANCE AS OF          COUPON             OLTV
ORIGINATION                   LOANS       CUT-OFF DATE       THE CUT-OFF DATE         (%)      FICO       (%)
-------------------------------------------------------------------------------------------------------------------
1 - 120                             1             188,871.76                  0.03      6.500     767       41.58
121 - 240                          80          12,044,116.41                  1.72      7.255     705       72.60
241 - 360                       2,643         687,751,253.14                 98.25      7.326     703       73.73
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------
Minimum: 120
Maximum: 360
Weighted Average: 357


-------------------------------------------------------------------------------------------------------------------
                                                  Mortgage Rates
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                             NUMBER OF      BALANCE          % OF PRINCIPAL          GROSS
RANGE OF CURRENT             MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
MORTGAGE RATES(%)             LOANS       CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
4.501 - 5.000                       3            267,736.41                  0.04      4.763      749       64.56
5.001 - 5.500                       1            293,492.43                  0.04      5.500      659       52.65
5.501 - 6.000                      41         12,718,633.67                  1.82      5.827      716       69.22
6.001 - 6.500                     173         55,962,313.05                  7.99      6.417      730       69.01
6.501 - 7.000                     609        191,444,160.62                 27.35      6.841      711       70.96
7.001 - 7.500                     899        217,120,373.15                 31.02      7.336      701       74.62
7.501 - 8.000                     612        136,932,326.03                 19.56      7.783      692       76.18
8.001 - 8.500                     248         58,180,033.80                  8.31      8.286      689       77.18
8.501 - 9.000                     116         24,028,271.73                  3.43      8.806      691       77.32
9.001 - 9.500                      20          2,586,797.09                  0.37      9.436      671       82.01
9.501 - 10.000                      2            450,103.33                  0.06      9.750      723       80.00
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724        699,984,241.31                100.00      7.324      703       73.70
-------------------------------------------------------------------------------------------------------------------
Minimum: 4.625%
Maximum: 9.750%
Weighted Average: 7.324%


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------
                                          Original Loan-to-Value Ratios
------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
RANGE OF ORIGINAL LOAN-      MORTGAGE       AS OF THE          BALANCE AS OF          COUPON                 OLTV
TO-VALUE RATIOS(%)            LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO         (%)
------------------------------------------------------------------------------------------------------------------
<= 30.00                           25           3,670,366.34                  0.52      7.055     716       24.76
30.01 - 35.00                      17           2,875,860.95                  0.41      6.986     717       32.75
35.01 - 40.00                      34           9,595,977.62                  1.37      6.794     742       38.45
40.01 - 45.00                      30           6,994,249.22                  1.00      6.817     734       43.11
45.01 - 50.00                      36          10,842,878.48                  1.55      6.931     679       47.28
50.01 - 55.00                      52          12,948,718.79                  1.85      6.891     703       52.49
55.01 - 60.00                      98          31,338,715.38                  4.48      6.995     693       57.84
60.01 - 65.00                     114          36,982,051.39                  5.28      7.170     699       63.45
65.01 - 70.00                     395          90,408,265.32                 12.92      7.355     708       69.40
70.01 - 75.00                     312          96,290,631.90                 13.76      7.295     707       74.10
75.01 - 80.00                   1,501         377,652,231.70                 53.95      7.400     702       79.74
80.01 - 85.00                      20           3,687,000.84                  0.53      7.651     684       83.66
85.01 - 90.00                      49           9,314,627.34                  1.33      7.831     696       89.67
90.01 - 95.00                      20           4,042,119.80                  0.58      7.798     710       94.91
95.01 - 100.00                     21           3,340,546.24                  0.48      7.374     645      100.00
------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
------------------------------------------------------------------------------------------------------------------
Minimum: 11.00%
Maximum: 100.00%
Weighted Average: 73.70%


-------------------------------------------------------------------------------------------------------------------
                                                Mortgage Insurance
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
RANGE OF INSURANCE FOR      MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
LOANS OVER 80 LTV            LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
Mortgage Insurance                106          18,594,806.22                 91.22       7.788    685       91.76
No Mortgage Insurance               4           1,789,488.00                  8.78       6.979    720       86.70
-------------------------------------------------------------------------------------------------------------------
Total                             110          20,384,294.22                100.00       7.717    688       91.31
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                            FICO Score at Origination
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
                             MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
RANGE OF FICO SCORES          LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
Not Available                       2             573,134.27                  0.08      7.098     N/A       73.38
526 - 550                           3             545,497.24                  0.08      7.050     546       78.14
551 - 575                           6             785,837.12                  0.11      7.609     568       86.38
576 - 600                          25           5,252,413.73                  0.75      7.604     592       70.38
601 - 625                          97          23,243,178.18                  3.32      7.623     618       74.55
626 - 650                         302          78,398,886.08                 11.20      7.544     640       73.11
651 - 675                         472         113,128,679.65                 16.16      7.411     664       73.70
676 - 700                         572         140,371,083.59                 20.05      7.349     688       74.64
701 - 725                         448         115,082,193.69                 16.44      7.319     713       74.35
726 - 750                         302          80,046,688.27                 11.44      7.227     738       74.72
751 - 775                         279          78,786,511.29                 11.26      7.159     763       73.80
776 - 800                         185          53,042,952.10                  7.58      6.998     787       69.57
801 - 825                          31          10,727,186.10                  1.53      7.299     807       69.52
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------
Minimum (where available): 538
Maximum: 818
Weighted Average (where available): 703


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                             Geographic Distribution
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
                             MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
STATE                         LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
California                        428         152,310,494.69                 21.76      7.076     705       69.29
New York                          169          68,972,649.97                  9.85      7.461     697       72.45
Florida                           247          59,237,156.91                  8.46      7.426     711       71.42
New Jersey                        123          40,162,957.20                  5.74      7.612     692       75.64
Texas                             221          36,719,296.19                  5.25      7.392     695       78.66
Virginia                           96          29,542,315.99                  4.22      7.231     706       75.63
Maryland                           97          26,684,662.47                  3.81      7.534     679       76.00
Ohio                               76          20,251,383.46                  2.89      6.779     740       74.08
Massachusetts                      74          20,128,580.38                  2.88      7.675     689       74.73
Illinois                           80          18,998,485.75                  2.71      7.616     696       75.68
Other                           1,113         226,976,258.30                 32.43      7.342     706       75.68
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------
Number of states represented: 50


-------------------------------------------------------------------------------------------------------------------
                                                Occupancy Status
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
                             MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
OCCUPANCY STATUS              LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
Primary                         2,030         574,959,011.96                 82.14      7.257     701       74.11
Investment                        610         101,462,817.64                 14.50      7.672     711       72.03
Second Home                        84          23,562,411.71                  3.37      7.456     722       71.02
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                               Documentation Type
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
                             MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
INCOME DOCUMENTATION          LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
Limited                         1,324         361,753,819.53                 51.68      7.306     703       74.62
Full/Alt                          523         121,258,427.37                 17.32      7.022     701       75.82
No Documentation                  347          76,440,465.93                 10.92      7.512     706       68.09
No Ratio                          283          74,215,517.98                 10.60      7.661     700       72.80
SI/SA                             247          66,316,010.50                  9.47      7.386     707       72.32
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                  Loan Purpose
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
                             MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
PURPOSE                       LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
Purchase                        1,417         352,381,163.01                 50.34      7.392     713       77.12
Refinance - Cashout               944         247,344,719.28                 35.34      7.309     690       69.30
Refinance - Rate Term             363         100,258,359.02                 14.32      7.124     700       72.54
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
This material was not prepared by the Morgan Stanley research department. Please refer to important and qualification at the end of this material.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                                 Property Type
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
                            NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
                             MORTGAGE       AS OF THE          BALANCE AS OF          COUPON
PROBERTY TYPE                 LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
Single Family Residence         1,755         432,740,345.24                 61.82      7.269     702       73.47
Planned Unit Development          455         131,443,002.77                 18.78      7.312     706       75.33
2-4 Family                        318          92,734,942.53                 13.25      7.566     700       72.85
Condominium                       188          41,831,467.53                  5.98      7.401     709       73.38
Co-op                               5             828,764.56                  0.12      6.981     663       53.95
Townhouse                           2             260,329.39                  0.04      7.336     725       73.84
Condo-Hotel                         1             145,389.29                  0.02      7.375     761       38.80
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                            Prepayment Charge Term
-------------------------------------------------------------------------------------------------------------------
                                            PRINCIPAL
PREPAYMENT CHARGE           NUMBER OF        BALANCE          % OF PRINCIPAL          GROSS
TERM AT ORIGINATION         MORTGAGE       AS OF THE          BALANCE AS OF           COUPON
(MOS)                        LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)      FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
0                               1,876         504,481,687.56                 72.07      7.422     703       74.42
4                                   1             252,000.00                  0.04      8.375     664       80.00
5                                   1             344,000.00                  0.05      7.750     693       52.52
6                                  64          21,866,743.18                  3.12      6.949     711       70.07
9                                  15           5,284,025.99                  0.75      6.944     707       69.04
12                                 66          15,949,580.82                  2.28      7.603     698       75.67
24                                 46           8,659,545.97                  1.24      7.197     708       69.49
30                                  2             311,247.05                  0.04      7.125     772       80.00
36                                580         127,653,864.35                 18.24      7.043     699       72.29
42                                  1             199,702.21                  0.03      7.500     694       79.05
60                                 72          14,981,844.18                  2.14      6.877     716       68.92
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------
                                              Conforming Balance
-------------------------------------------------------------------------------------------------------------------
                                          PRINCIPAL
                           NUMBER OF       BALANCE          % OF PRINCIPAL            GROSS
                           MORTGAGE       AS OF THE          BALANCE AS OF            COUPON
CONFORMING BALANCE          LOANS        CUT-OFF DATE       THE CUT-OFF DATE          (%)       FICO       OLTV (%)
-------------------------------------------------------------------------------------------------------------------
Non-Conforming Balance            406         252,947,676.55                 36.14      7.199     716       73.12
Conforming Balance              2,318         447,036,564.76                 63.86      7.395     696       74.03
-------------------------------------------------------------------------------------------------------------------
Total:                          2,724         699,984,241.31                100.00      7.324     703       73.70
-------------------------------------------------------------------------------------------------------------------

Note: All characteristics are preliminary and are subject to the final collateral pool


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This material was not prepared by the Morgan Stanley research department. Please refer to important and qualification at the end of this material.
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

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MORGAN STANLEY                 [GRAPHIC OMITTED]                October 12, 2006
Securitized Products Group      Morgan Stanley

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